Exhibit 99.2

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 376-0669	(615) 376-0669
JOHN MCCAULEY APPOINTED
CHIEF RISK OFFICER OF AMERICA SERVICE GROUP
BRENTWOOD, Tennessee (March 3, 2011) — America Service Group Inc. (NASDAQ:ASGR) announced today that, effective March 1, 2011, John McCauley has filled the newly created position of Chief Risk Officer of the Company and stepped down from the Company’s Board of Directors, on which he had served since 2006.
Mr. McCauley has served in various positions in risk management, insurance and legal within the healthcare and education industries for over 30 years. Prior to joining the Company, Mr. McCauley served for nearly 15 years with Vanderbilt University, most recently as Assistant Vice Chancellor, Risk and Insurance Management and Associate General Counsel.
Commenting on today’s announcement, Richard Hallworth, President and Chief Executive Officer of America Service Group Inc., stated, “I am pleased that John has agreed to join our executive team and oversee our assessment, prevention and management of the Company’s key areas of risk. John has been a valued Board member, and I look forward to his contributions to our future success.”
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group Inc., including a copy of this press release, can be found on the Company’s website at www.asgr.com
Cautionary Statement
 This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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